IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUN 20 1997

No. C5649-87
   ---------

/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)                 Filed by:

                         UNITED PAYPHONE SERVICES, INC
                     --------------------------------------
                              Name of Corporation

     We the undersigned                  DAVID D. WESTFERE                   and
                       -----------------------------------------------------
                                 President or Vice President

             TODD D. CHISHOLM          of    UNITED PAYPHONE SERVICES, INC.
     ----------------------------------  --------------------------------------
      Secretary or Assistant Secretary            Name of Corporation

     do hereby certify:

          That the Board of Directors of said corporation at a meeting duly convened, held on the 10 day of JUNE, 1997, adopted a resolution to amend the oiriginal articles as follows:

          Article 5649-87 is hereby amended to read as follows:

               The name of the corporation shall be:  DIAMOND EQUITIES, INC.

          The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,666,099: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                              /s/ David D. Westfere
                                    --------------------------------------------
                                           President or Vice President

                                               /s/ Todd D. Chisholm
                                    --------------------------------------------
                                         Secretary or Assistant Secretary
State of Arizona    )
                    ) ss.
County of Maricopa  )

     On 6-10-97, personally appeared before me, a Notary Public,

                David D. Westfere,                             who acknowledged
--------------------------------------------------------------
     Name of Person Appearing and Signing Document

that they executed the above instrument.

                                               /s/ Laurel Anne Pearson
                                        ----------------------------------------
                                                  Signature of Notary

                                             My Commission Expires Oct. 30, 1999
(Notary Stamp or Seal)